                                  Exhibit  4.1

                                  CERTIFICATE
                                       OF
                                  AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               MEDUSA CORPORATION


                 George E. Uding, Jr., President, and John P. Siegfried, Secretary, of Medusa Corporation, an Ohio corporation with its principal office located in Cleveland Heights, Ohio, do hereby certify that a meeting of the holders of shares of the Company entitling them to vote on the proposal to adopt an amendment to the Amended and Restated Articles of Incorporation of Medusa Corporation, as contained in the following resolution, was duly called and held on the 9th day of May, 1994, at which meeting a quorum of the shareholders was present in person or by proxy, and that, by affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on the proposal, the following resolution was adopted:

         RESOLVED, that the first sentence of Article Four of the 1988 Amended and Restated Articles of Incorporation of the Company be, and the same hereby is, amended to read as follows:

                 The authorized number of shares of the Corporation is
              53,000,000, of which 50,000,000 are Common Shares, without par value (the "Common Shares"), 1,000,000 are Class A Serial Preferred Shares, without par value (the "Class A Preferred Shares"), 1,000,000 are Class B Serial Preferred Shares, without par value (the "Class B Preferred Shares"), and 1,000,000 are Class C Preferred Shares, without par value (the "Class C Preferred Shares").

                 IN WITNESS WHEREOF, George E. Uding, Jr., President, and John
P. Siegfried, Secretary, of Medusa Corporation, acting for and in behalf of the Company, have hereunto subscribed their names this 15th day of December, 1995.



Attest:                                 Medusa Corporation


/s/ John P. Siegfried                By /s/ George E. Uding, Jr.
---------------------                   ------------------------
John P. Siegfried, Secretary            George E. Uding, Jr., President

                                   APPENDIX V

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               MEDUSA CORPORATION

                                   ARTICLE I

                                      NAME

The name of the Corporation is Medusa Corporation.

                                   ARTICLE II

                                PRINCIPAL OFFICE

The principal office is located in Cleveland Heights, Cuyahoga County, Ohio.

                                  ARTICLE III

                                    PURPOSES
The purposes of the Corporation are:

     (a) To produce, to sell, and to otherwise deal in and with portland cement, other cements, and other building materials, and to mine, quarry, purchase, and to otherwise obtain, to sell, and to otherwise deal in and with limestone, clay, shale, and other products useful in the production of cement and other materials;

     (b) To manufacture, to purchase, mine, lease, or otherwise acquire, to hold and use, to sell, lease, or otherwise dispose of, and to deal in or with personal property of any description and any interest therein;

     (c) To purchase, lease, or otherwise acquire, to invest in, hold, use and encumber, to sell, lease, exchange, transfer, or otherwise dispose of, and to construct, develop, improve, equip, maintain, and operate structures upon real property of any description and any interest therein;

     (d) To borrow money, to issue, sell and pledge its notes, bonds, and other evidences of indebtedness, to secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and to guarantee and secure obligations of any person, all to the extent necessary, useful, or conducive to carrying out any of the purposes of the Corporation;

     (e) To invest its funds in any shares or other securities of another corporation, business, or undertaking or of a government, governmental authority, or governmental subdivision; and

     (f) To do whatever is deemed necessary, useful, or conducive to carrying out any of the purposes of the Corporation, to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law, and to exercise all other authority enjoyed by corporations generally by virtue of the provisions of the Ohio General Corporation Law.

                                   ARTICLE IV

                        AUTHORIZED SHARES; EXPRESS TERMS

   The authorized number of shares of the Corporation is 23,000,000, of which 20,000,000 are Common Shares, without par value (the "Common Shares"), 1,000,000 are Class A Serial Preferred Shares, without par value (the "Class A Preferred Shares"), 1,000,000 are Class B Serial Preferred Shares, without par value (the "Class B Preferred Shares"), and 1,000,000 are Class C Preferred Shares, without par value (the "Class C Preferred Shares").


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  A.   PROVISIONS APPLICABLE TO CLASS A PREFERRED SHARES.

  SECTION 1. SERIES; DESIGNATIONS; AMOUNTS. The Class A Preferred Shares may be issued, from time to time, in one or more series, with such designations and other terms permitted by the Ohio General Corporation Law as shall be stated in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

        (a) The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased by a resolution or resolutions adopted by the Board of Directors (a copy of which shall be filed and recorded as required by law), provided, that no decrease shall reduce the number of Class A Preferred Shares to a number less than the number of shares thereof then outstanding plus the number of shares reserved or required for issuance upon the exercise of outstanding options, rights or warrants to acquire Class A Preferred Shares;

        (b) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

        (c) The redemption price or prices, if any, for the particular series;

        (d) The right, if any, of the holders of a particular series to convert such shares into Common Shares (but not into preferred shares of any other class or series) and the terms and conditions of such conversions;

        (e) The obligation, if any, of the Corporation to purchase and retire or redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account; and

        (f) Any restrictions on the issuance of shares of any class or series.

   SECTION 2. STATUS OF SHARES WITHIN SERIES AND OF VARIOUS SERIES. All Class A Preferred Shares of any one series shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Class A Preferred Shares.

   SECTION 3. DIVIDENDS AND DISTRIBUTIONS. The holders of Class A Preferred Shares, in preference to the holders of Class B Preferred Shares, Class C Preferred Shares, Common Shares and all shares of the Corporation of any other class ranking junior to the Class A Preferred Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in the amounts and at the times stated in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively.

   SECTION 4. VOTING RIGHTS. The holders of Class A Preferred Shares shall have the following voting rights:

        (a) Each Class A Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. No adjustment of the voting rights of holders of Class A Preferred Shares shall be made in the event of an increase or decrease in the number of Class B Preferred Shares, Class C Preferred Shares or Common Shares authorized or issued or in the event of a share split or combination of the Class B Preferred Shares, Class C Preferred Shares or Common Shares or in the event of a share dividend on any class of shares payable solely in Class B Preferred Shares, Class C Preferred Shares or Common Shares;

        (b) Except as otherwise provided in these Articles or as required by law, the holders of Class A Preferred Shares, the holders of Class B Preferred Shares, the holders of Class C Preferred Shares and the holders of Common Shares and any other shares of the Corporation of any class having general voting

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
    rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation;

        (c) If at any time or times dividends payable on any Class A Preferred Shares shall be in arrears in an aggregate amount equal to or exceeding the amounts of dividends payable thereon for six quarterly dividend periods, then the holders of such Class A Preferred Shares shall have the exclusive right, voting as a single class, to elect two directors of the Company, and the remaining directors to be elected shall be elected by the other class or classes of shares entitled to vote therefor, at each meeting of the shareholders held for the purpose of electing directors, until such time as all dividend arrearages on the Class A Preferred Shares shall have been paid in full and the current dividend thereon for the then current dividend period shall have been declared and paid or set aside for payment, at which time the right of the holders of such Class A Preferred Shares to elect two directors voting as a single class shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every other subsequent arrearage of the amount indicated above; and

        (d) Except as otherwise provided in these Articles or as required by law, holders of Class A Preferred Shares shall have no special voting rights and their approval shall not be required (except to the extent they are entitled to vote with holders of Class B Preferred Shares, Class C Preferred Shares, Common Shares and any other shares of the Corporation of any class having general voting rights as herein provided) for taking any corporate action.

     SECTION 5.  CERTAIN RESTRICTIONS.

  (a) Whenever (i) quarterly dividends or other dividends or distributions payable on any series of the Class A Preferred Shares as provided in Section 3 are in arrears or (ii) the full dividends on all series of the Class A Preferred Shares for the then current respective dividend periods shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, then and thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on all Class A Preferred Shares outstanding shall have been paid in full, and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not:

        (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Shares, other than a dividend payable in shares ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Class A Preferred Shares;

        (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Shares, except dividends paid ratably on the Class A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Class A Preferred Shares; or

        (iv) redeem or purchase or otherwise acquire for consideration any Class A Preferred Shares, or any shares ranking on a parity with the Class A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of all series and classes of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (a) of this
Section 5, purchase or otherwise acquire such shares at such time and in such manner.

   SECTION 6. REACQUIRED SHARES. Any Class A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class A Preferred Shares and may be reissued as part of a new series of Class A Preferred Shares subject to the conditions and restrictions on issuance set forth in these Articles, or in any resolution or resolutions adopted by the Board of Directors which provide for the issue of a series of preferred shares of the Corporation of any class, or as otherwise required by law.

   SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of Class B Preferred Shares, Class C Preferred Shares, Common Shares and all shares of the Corporation of any other class ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Shares unless, prior thereto, the holders of Class A Preferred Shares of each series shall have received the amount stated in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Shares, except distributions made ratably on the Class A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of such shares are entitled upon such liquidation, dissolution or winding up. The remaining net assets of the Corporation (after receipt by the holders of Class A Preferred Shares and holders of such parity shares of the full amounts, respectively, provided for in this Section 7) shall be distributed solely among the holders of Class B Preferred Shares, Class C Preferred Shares, the Common Shares, and all shares of the Corporation of any class ranking junior to the Class A Preferred Shares according to the provisions hereof and their respective shares.

   SECTION 8. AMENDMENT. These Articles shall not be amended in any manner (i) which would materially alter or change the powers, preferences or special rights of the Class A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Class A Preferred Shares, voting together as a single class, and (ii) which would so adversely affect one or more but less than all series of Class A Preferred Shares without the affirmative vote of at least two-thirds of the outstanding shares of such affected series, voting together as a single class.

  B.     PROVISIONS APPLICABLE TO CLASS B PREFERRED SHARES.

  SECTION 1. SERIES; DESIGNATIONS, AMOUNTS. The Class B Preferred Shares may be issued, from time to time, in one or more series, with such designations and other terms permitted by the Ohio General Corporation Law as shall be stated in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

        (a) The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased by a resolution or resolutions adopted by the Board of Directors (a copy of which shall be filed and recorded as required by law), provided, that no decrease shall reduce the number of Class B Preferred Shares to a number less than the number of shares thereof then outstanding plus the number of shares reserved or required for issuance pursuant to the exercise of outstanding options, rights or warrants to acquire Class B Preferred Shares;

        (b) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative;

        (c) The redemption price or prices, if any, for the particular series;

        (d) The rights, if any, of the holders of a particular series to convert such shares into Common Shares (but not into preferred shares of any other class or series) and the terms and conditions of such conversions;

                                      V-4
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      (e) The obligation, if any, of the Corporation to purchase and retire or redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account; and

      (f) Any restrictions on the issuance of shares of any class or series.

   SECTION 2. STATUS OF SHARES WITHIN SERIES AND OF VARIOUS SERIES. All Class B Preferred Shares of any one series shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of Class B Preferred Shares.

   SECTION 3. DIVIDENDS AND DISTRIBUTIONS. Subject to the rights of the holders of any shares of any class or series ranking prior and superior to the Class B Preferred Shares, the holders of Class B Preferred Shares in preference to the holders of Class C Preferred Shares, Common Shares, and all shares of the Corporation of any other class ranking junior to the Class B Preferred Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in the amounts and at the times stated in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively.

   SECTION 4. VOTING RIGHTS. The holders of Class B Preferred Shares shall have the following voting rights:

      (a) Each Class B Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. No adjustment of the voting rights of holders of Class B Preferred Shares shall be made in the event of an increase or decrease in the number of Class A Preferred Shares, Class C Preferred Shares or Common Shares authorized or issued or in the event of a share split or combination of the Class A Preferred Shares, Class C Preferred Shares or Common Shares or in the event of a share dividend on any class of shares payable solely in Class A Preferred Shares, Class C Preferred Shares or Common Shares;

      (b) Except as otherwise provided in these Articles or as required by law, the holders of Class A Preferred Shares, the holders of Class B Preferred Shares, the holders of Class C Preferred Shares and the holders of Common Shares and any other shares of the Corporation of any class having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation;

      (c) If at any time or times dividends payable on any Class B Preferred Shares shall be in arrears in an aggregate amount equal to or exceeding the amounts of dividends payable thereon for six quarterly dividend periods, then the holders of such Class B Preferred Shares shall have the exclusive right, voting as a single class, to elect two directors of the Company, and the remaining directors to be elected shall be elected by the other class or classes of shares entitled to vote therefor, at each meeting of the shareholders held for the purpose of electing directors, until such time as all dividend arrearages on the Class B Preferred Shares shall have been paid in full and the current dividend thereon for the then current dividend period shall have been declared and paid or set aside for payment, at which time the right of the holders of such Class B Serial Preferred Shares to elect two directors voting as a single class shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every other subsequent arrearage of the amount indicated above; and

      (d) Except as otherwise provided in these Articles or as required by law, holders of Class B Preferred Shares shall have no special voting rights and their approval shall not be required (except to the extent they are entitled to vote with holders of Class A Preferred Shares, Class C Preferred Shares, Common Shares and any other shares of the Corporation of any class having general voting rights as herein provided) for taking any corporate action.

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   SECTION 5. CERTAIN RESTRICTIONS.
   (a) Whenever (i) quarterly dividends or other dividends or distributions payable on any series of Class B Preferred Shares as provided in Section 3 are in arrears of (ii) the full dividends on all series of the Class B Preferred Shares for the then current respective dividend periods shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, then and thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on all Class B Preferred Shares outstanding shall have been paid in full, and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not:

      (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Shares, other than a dividend payable in shares ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Class B Preferred Shares;

      (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Shares, except dividends paid ratably on the Class B Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Class B Preferred Shares; or

      (iv) redeem or purchase or otherwise acquire for consideration any Class B Preferred Shares, or any shares ranking on a parity with the Class B Preferred Shares, except in accordance with a purchase offer made in writing of by publication (as determined by the Board of Directors) to all holders of all series and classes of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series and classes.

   (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

   SECTION 6. REACQUIRED SHARES. Any Class B Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class B Preferred Shares and may be reissued as part of a new series of Class B Preferred Shares subject to the conditions and restrictions on issuance set forth in these Articles, or in any resolution or resolutions adopted by the Board of Directors which provide for the issue of a series of preferred shares of the Corporation of any class, or as otherwise required by law.

   SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of Class C Preferred Shares, Common Shares and all shares of the Corporation of any other class ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Shares unless, prior thereto, the holders of Class B Preferred Shares of each series shall have received the amount stated in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Shares, except distributions made ratably on the Class B Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of such shares are entitled upon such liquidation, dissolution or winding up. The remaining net assets of the Corporation (after receipt by the holders of Class B Preferred Shares and holders of such parity shares of the full amounts, respectively, provided for in this Section 7) shall be distributed solely among the holders of Class C Preferred Shares, the Common Shares, and all shares of the Corporation of any other class ranking junior to the Class B Preferred Shares according to the provisions hereof and their respective shares.

   SECTION 8. AMENDMENT. These Articles shall not be amended in any manner (i) which would materially alter or change the powers, preferences or special rights of the Class B Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Class B Preferred Shares, voting together as a single class, and (ii) which would so adversely affect one or more but less than all series of Class B Preferred Shares without the affirmative vote of at least two-thirds of the outstanding shares of such affected series, voting together as a single class.

   C. PROVISIONS APPLICABLE TO CLASS C PREFERRED SHARES.

   SECTION 1. DIVIDENDS AND DISTRIBUTIONS.

   (a) Subject to the rights of the holders of any shares of the Corporation of any series or class ranking prior and superior to the Class C Preferred Shares with respect to dividends, the holders of Class C Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on such day (to be designated from time to time by the Board of Directors, or if not so designated, then the fifteenth day) during the months of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") after the first issuance of a Class C Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Class C Preferred Share or fraction thereof. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Class C Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

   (b) The Corporation shall declare a dividend or distribution on the Class C Preferred Shares as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Class C Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   (c) Dividends shall begin to accrue and be cumulative on outstanding Class C Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Class C Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Class C Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The

Board of Directors may fix a record date for the determination of holders of Class C Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        SECTION 2. VOTING RIGHTS. The holders of Class C Preferred Shares shall have the following voting rights:

        (a) Subject to the provision for adjustment hereinafter set forth, each Class C Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Class C Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        (b) Except as otherwise provided in these Articles or required by law, the holders of Class A Preferred Shares, the holders of Class B Preferred Shares, the holders of Class C Preferred Shares and the holders of Common Shares and any other shares of the Corporation of any class having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        (c) Except as otherwise provided in these Articles or as required by law, holders of Class C Preferred Shares shall have no special voting rights and their approval shall not be required (except to the extent they are entitled to vote with holders of Class A Preferred Shares, Class B Preferred Shares, Common Shares and any other shares of the Corporation of any class having general voting rights as herein provided) for taking any corporate action.

       SECTION 3. CERTAIN RESTRICTIONS.

        (a) Whenever (i) quarterly dividends or other dividends or distributions payable on the Class C Preferred Shares as provided in Section 1 are in arrears, or (ii) the full dividends on the Class C Preferred Shares for the then current dividend period shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, then and thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on all Class C Preferred Shares outstanding shall have been paid in full, and the full dividends thereon for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart the Corporation shall not:

             (i) declare or pay dividends, or make any other distributions, on the Common Shares; or

             (ii) redeem or purchase or otherwise acquire for consideration any Common Shares.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (a) of this
Section 3, purchase or otherwise acquire such shares at such time and in such manner.

        SECTION 4. REACQUIRED SHARES. Any Class C Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class C Preferred Shares and may be reissued subject to the conditions and restrictions on issuance set forth in these Articles, or in any resolution or resolutions adopted by the Board of Directors which provide for the issue of a series of preferred shares of the Corporation of any class, or as otherwise required by law.

        SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of Common Shares unless, prior thereto, the holders of Class C Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Class C Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares. In the event that the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Class C Preferred Shares were entitled immediately prior to such event under the proviso in the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        SECTION 6. CONSOLIDATION, MERGER; ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Class C Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Class C Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        SECTION 7. NO REDEMPTION. The Class C Preferred Shares shall not be redeemable.

        SECTION 8. RANK. The Class C Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's preferred shares.

        SECTION 9. AMENDMENT. These Articles shall not be amended in any manner
(i) which would materially alter or change the powers, preferences or special rights of the Class C Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Class C Preferred Shares, voting together as a single class.

   D. PROVISIONS APPLICABLE TO COMMON SHARES.

        SECTION 1. DIVIDENDS AND DISTRIBUTIONS. Subject to the rights of the holders of all classes and series of preferred shares of the Corporation, the holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or otherwise.

        SECTION 2. VOTING RIGHTS.

        (a) Each Common Share shall entitle the holder thereof to one vote on each matter on which the holders of Common Shares are entitled to vote.

        (b) Except as otherwise provided in these Articles or required by law, the holders of Class A Preferred Shares, the holders of Class B Preferred Shares, the holders of Class C Preferred Shares and the holders of Common Shares and any other shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

   E. NO CUMULATIVE VOTING.

        Notwithstanding the respective voting rights of the holders of shares of any class or series of the Corporation, no holder of shares of any class or series shall have the right to cumulate his voting power in the election of directors.

                            ARTICLE V

                        SHAREHOLDER ACTION

   Subject to the rights of the holders of any series of Class A or Class B Preferred Shares and except as required by law, (a) any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual meeting or special meeting of such shareholders and may not be effected by any consent or approval in writing by such shareholders, and (b) the right of shareholders to call a meeting of shareholders shall be restricted to holders of record of shares having in the aggregate not less than fifty percent (50%) of the total number of votes of all shares of the Corporation outstanding and entitled to be voted at such meeting. Advance notice of business to be brought by shareholders before any shareholders meeting shall be given in the manner provided in the Regulations of the Corporation. At any annual meeting or special meeting of shareholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Regulations of the Corporation. Notwithstanding anything to the contrary contained in these Articles, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of all classes of the Corporation entitled to vote generally in the election of directors (the "Voting Shares"), voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article V.


                            ARTICLE VI

                      PURCHASE OF OWN SHARES

   Subject to the restrictions set forth in these Articles, the Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class or series issued by it. Such permitted purchases may be made either in the open market or at private or public sale, in such manner and amounts, from such holder or holders and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such permitted purchases from time to time without any vote of the holders of any class or series of shares now or hereafter authorized and outstanding at the time of any such purchase.


                           ARTICLE VII

                      REGULATION AMENDMENTS

   Notwithstanding anything contained in these Articles or in the Regulations of the Corporation to the contrary, Sections 1 (excluding the first paragraph thereof), and 2 and the first sentence of Section 3 of Part I, and Sections 1, 2, 3, 5 and 6 of Part II of the Regulations shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote or written consent of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class. Notwithstanding anything contained in these Articles or the Regulations of the Corporation to the contrary, the affirmative vote of the holders of at least
80% of the voting power of the then outstanding Voting Shares, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.


                           ARTICLE VIII

                     CERTAIN BUSINESS COMBINATIONS


   SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

   A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in Section 2 of this Article VIII:

   (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of an Interested Shareholder; or

       (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

      (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

      (v) any reclassification of securities (including any reverse share split), or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder;

which occurs on or prior to the fifth anniversary of the date on which an Interested Shareholder shall become such shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

   B. DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

   SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination involving an Interested Shareholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles, if, prior to the time the Interested Shareholder shall become such, either (a) the Business Combination shall have been approved by a majority of the Board of Directors or (b) the Board of Directors of the Company shall have approved in advance the transaction in which the Interested Shareholder became such. In the case of the approval referred to in clause (b), the Board of Directors may condition its approval on such factors as it deems necessary or appropriate and the failure of any such factor to be satisfied shall void the approval thereof by the Board of Directors.

   SECTION 3. CERTAIN DEFINITIONS. For the purposes of this Article VIII:

     A. A "person" shall mean any individual, firm, corporation or other entity.

     B. "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which:

          (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Shares; or

         (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 20% of the voting power of the then outstanding Voting Shares; or

        (iii) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any

     Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. A person shall be a "beneficial owner" of any Voting Shares:

         (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

        (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of a condition), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote (whether such right is exercisable immediately or only after the passage of time or the occurrence of a condition) pursuant to any agreement, arrangement or understanding; or

        (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date these Articles become effective.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     G. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any other Director who is unaffiliated with Interested Shareholder and, prior to such Director's election or appointment as a director, was recommended or approved by a majority of Disinterested Directors then on the Board.

     H. "Fair Market Value" means:

        (i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Disinterested Directors in good faith; and

        (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Disinterested Directors in good faith.

   SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more, and (e) whether a transaction constitutes or will constitute a Business Combination. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article VIII.

   SECTION 5. NO EFFECT ON FIDUCIARV OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

   SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Articles or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Regulations of the Corporation, any agreement with any national securities exchange, or otherwise), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article VIII.


                            ARTICLE IX

                        BOARD OF DIRECTORS

   SECTION 1. NUMBER. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors, subject to the express right of the holders of any series of Class A or Class B Preferred Shares then outstanding, voting as a class, to elect additional directors in the event of a dividend arrearage and to the provisions of Section 2 of this Article IX, and subject to the minimum and maximum limitations set forth in the Regulations of the Corporation, may be fixed or changed from time to time (i) by the shareholders at a meeting called for the purpose of electing directors by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class, and (ii) by the Board of Directors to the extent and in the manner provided in the Regulations of the Corporation.

   SECTION 2. CLASSES. Commencing with the first election of directors following the date these Articles become effective, the directors, other than those who may be elected by the holders of Class A and Class B Preferred Shares in the event of a dividend arrearage shall be divided, with respect to the time for which they severally hold office, into three classes consisting of not less than three directors each. Each class shall consist of an equal number of directors, except that if the total number of directors shall not be evenly divisible by three, the remaining director (if there shall be just one) shall be assigned to Class I, or the remaining directors (if there shall be two) shall be assigned to Classes I and II, respectively. The term of office of the directors elected to Class I at such first election shall expire at the first Annual Meeting of Shareholders after their election, the term of office of the directors elected to Class II at such first election shall expire at the second succeeding Annual Meeting of Shareholders after their election and the term of office of the directors elected to Class III at such first election shall expire at the third succeeding Annual Meeting of Shareholders after their election. At each Annual Meeting of Shareholders following the first election of the classified Board of Directors, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election, with each director to hold office until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. The provisions of this Section 2 shall not apply to any directors elected by the holders of Class A or Class B Preferred Shares, voting as a class in the event of an arrearage in the payment of dividends. Any such directors shall not be classified and shall be elected to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified, or until such arrearage is cured, whichever occurs first.

   SECTION 3. NOMINATION; ELECTION. Advance notice of shareholder nominations for the election of directors of the Corporation shall be given in the manner provided in the Regulations of the Corporation.

   SECTION 4. VACANCIES. Subject to the rights of the holders of any series of Class A or Class B Preferred Shares then outstanding and subject to the right of shareholders to fill vacancies as provided in the Ohio General Corporation Law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise may be filled only by a majority vote of the directors then in office, though less than a majority of the whole authorized number of directors, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

   SECTION 5. REMOVAL. Subject to the rights of the holders of any series of Class A or Class B Preferred Shares then outstanding, any director, any class of directors or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class, or by the directors under the circumstances provided in the Ohio General Corporation Law.

   SECTION 6. AMENDMENT, REPEAL OR MODIFICATION. Notwithstanding any other provisions of these Articles or the Regulations of the Corporation (and notwithstanding that a lesser percentage may be specified by law, these Articles, the Regulations of the Corporation, any agreement with any national securities exchange, or otherwise), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article IX.


                            ARTICLE X

                         INDEMNIFICATION

   SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director, officer, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee or agent or in any other capacity while serving as a director, officer, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding as incurred and in advance of its final disposition; provided, however, that the payment of such expenses as incurred and in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of any undertaking required by the Ohio General Corporation Law. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation and to employees of the Corporation who are not directors or officers of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article X is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding as incurred and in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles or the Regulations of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

   SECTION 4. INSURANCE. The Corporation may maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Ohio General Corporation Law.


                            ARTICLE XI

                       PREEMPTIVE RIGHTS DENIED


   The preemptive right to purchase additional shares or any other securities of the Corporation is hereby expressly denied to holders of shares of the Corporation of all classes and series.


                           ARTICLE XII

   Notwithstanding the provisions of Sections 1701.76, 1701.78,
1701.79, 1701.801 and 1701.83 (or any successor statutory sections) which require the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation or of any class or classes of shares thereof for approval of the transactions therein specified, such approval, unless otherwise expressly prohibited by statute and except as otherwise expressly required by these Articles, may be obtained bv the vote of the holders of shares entitling them to exercise a majority of the voting power of the then outstanding Voting Shares, voting together as a single class, or of such class or classes.


                           ARTICLE XIII

                      PRIOR ARTICLES SUPERSEDED

   These Amended and Restated Articles of Incorporation shall supersede the existing 1973 Amended Articles of Incorporation of the Corporation and all amendments thereto.

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